Exhibit 10.1

Execution Version

SECOND AMENDMENT

TO

CREDIT AGREEMENT

Among

KODIAK OIL & GAS (USA) INC.
as Borrower,

WELLS FARGO BANK, N.A.,
as Administrative Agent,

and

The Lenders Signatory Hereto

Effective as of April 13, 2011

SECOND AMENDMENT TO CREDIT AGREEMENT

This Second Amendment to Credit Agreement (this “Second Amendment”) executed effective as of April 13, 2011 (the “Second Amendment Effective Date”) is among Kodiak Oil & Gas (USA) Inc., a Colorado corporation (the “Borrower”), each of the Lenders that is a signatory hereto and Wells Fargo Bank, N.A., as administrative agent for the Lenders (in such capacity, together with its successors, the “Administrative Agent”).

Recitals

A.            The Borrower, the Administrative Agent and the Lenders are parties to that certain Credit Agreement dated as of May 24, 2010, as amended by that certain First Amendment dated as of November 30, 2010 (the “Credit Agreement”), pursuant to which the Lenders have made certain credit available to and on behalf of the Borrower.

B.            The Administrative Agent, the Borrower and the Majority Lenders have agreed to amend certain provisions of the Credit Agreement.

C.            NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.               Defined Terms. Each capitalized term which is defined in the Credit Agreement, but which is not defined in this Second Amendment, shall have the meaning ascribed such term in the Credit Agreement. Unless otherwise indicated, all section references in this Second Amendment refer to the Credit Agreement.

Section 2.               Amendments to Credit Agreement.

2.1             Definitions. Section 1.02 is hereby amended by amending and restating the following definitions:

“‘Agreement’ means this Credit Agreement, as amended by that certain First Amendment to Credit Agreement dated as of November 30, 2010 and that certain Second Amendment dated as of April 13, 2011, as the same may from time to time be further amended, modified, supplemented or restated.

‘Applicable Margin’ means, for any day, with respect to any ABR Loan or Eurodollar Loan, or with respect to the Commitment Fee Rate, as the case may be, the rate per annum set forth in the Borrowing Base Utilization Grid below based upon the Borrowing Base Utilization Percentage then in effect:

Borrowing Base Utilization Grid

Borrowing Base Utilization	<25.0%	>25.0%	>50.0%	>75.0%	>90.0%
Percentage		<50.0%	<75.0%	<90.0%
Eurodollar Loans	1.75%	2.00%	2.25%	2.50%	2.75%
ABR Loans	0.75%	1.00%	1.25%	1.50%	1.75%
Commitment Fee Rate	0.375%	0.375%	0.50%	0.50%	0.50%

Each change in the Applicable Margin shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change, provided, however, that if at any time the Borrower fails to deliver a Reserve Report pursuant to Section 8.12(a), then the “Applicable Margin” means the rate per annum set forth on the grid when the Borrowing Base Utilization Percentage is at its highest level.”

2.2             Section 3.05(e). Section 3.05(e) is hereby amended and restated as follows:

“(e)         Borrowing Base Increase Fees. The Borrower agrees to pay to the Administrative Agent for the pro rata account of each Lender, a Borrowing Base increase fee equal to 0.5% on the amount of (i) each increase of the Borrowing Base based on Oil and Gas Properties of the Borrower and its Subsidiaries previously included in the previous Borrowing Base over the most recent Borrowing Base and (ii) each increase in the Borrowing Base attributable to new Oil and Gas Properties acquired by the Borrower and its Subsidiaries over the most recent Borrowing Base. Such Borrowing Base increase fee may be subject to adjustment based upon market conditions and the Borrower’s financial profile, but in no event will any adjustment which increases such fee become effective unless the Borrower has received written notice of any such increase 10 days prior to the effectiveness of such increase.”

Section 3.               Borrowing Base.

3.1             Borrowing Base. For the period from and including the Second Amendment Effective Date to but excluding the next Redetermination Date, the amount of the Borrowing Base shall be equal to $75,000,000. Notwithstanding the foregoing, the Borrowing Base may be subject to further adjustments from time to time pursuant to Section 2.07(e), Section 8.13(c) or Section 9.12 of the Credit Agreement.

3.2             Borrowing Base Increase Fee. The Borrower, Administrative Agent and the Lender each waive the 10 day notice required by Section 3.05(e) with regard to the adjustment in the Borrowing Base increase fee and agree that such increase fee for purposes of the increase in the Borrowing Base set forth in Section 3.1 of this Second Amendment shall be 0.5% of the increase in the Borrowing Base.

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Section 4                Conditions Precedent. The effectiveness of this Second Amendment is subject to the receipt by the Administrative Agent of the following documents and satisfaction of the other conditions provided in this Section 4, each of which shall be reasonably satisfactory to the Administrative Agent in form and substance (or waived in accordance with Section 12.02 of the Credit Agreement):

4.1             Second Amendment. The Administrative Agent shall have received multiple counterparts of this Second Amendment as requested from the Borrower and each Lender.

4.2             No Default. No Default or Event of Default shall have occurred and be continuing as of the Second Amendment Effective Date.

4.3             Fees. The Administrative Agent and the Lenders shall have received all fees and other amounts due and payable on or prior to the date hereof, including a Borrowing Base increase fee equal to 0.5% of the increase of the Borrowing Base set forth in this Second Amendment of $25,000,000.

4.4             Other. The Administrative Agent shall have received such other documents as the Administrative Agent or special counsel to the Administrative Agent may reasonably request in advance in writing.

The Administrative Agent is hereby authorized and directed to declare this Second Amendment to be effective when it has received documents confirming or certifying, to the satisfaction of the Administrative Agent, compliance with the conditions set forth in this Section 4 or the waiver of such conditions as permitted by Section 12.02 of the Credit Agreement. Such declaration shall be final, conclusive and binding upon all parties to the Credit Agreement for all purposes.

Section 5.               Ratification and Affirmation; Representations and Warranties; Etc. The Borrower hereby (a) acknowledges the terms of this Second Amendment; (b) ratifies and affirms its obligations under, and acknowledges its continued liability under, each Loan Document to which it is a party and agrees that each Loan Document to which it is a party remains in full force and effect as expressly amended hereby; and (c) represents and warrants to the Lenders that, as of the date hereof, after giving effect to the terms of this Second Amendment: (i) all of the representations and warranties contained in each Loan Document to which the Borrower is a party are true and correct in all material respects as though made on and as of the Second Amendment Effective Date (unless made as of a specific earlier date, in which case, was true as of such date); (ii) no Default or Event of Default has occurred and is continuing; and (iii) no event or events have occurred which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

Section 6.               Miscellaneous.

6.1             Confirmation. The provisions of the Credit Agreement (as amended by this

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Second Amendment) shall remain in full force and effect in accordance with its terms following the effectiveness of this Second Amendment. This Second Amendment shall constitute a Loan Document, as such term is defined in the Credit Agreement.

6.2             No Waiver. Neither the execution by the Administrative Agent or the Lenders of this Second Amendment, nor any other act or omission by the Administrative Agent or the Lenders or their officers in connection herewith, shall be deemed a waiver by the Administrative Agent or the Lenders of any Defaults or Events of Default which may exist, which may have occurred prior to the date of the effectiveness of this Second Amendment or which may occur in the future under the Credit Agreement and/or the other Loan Documents. Similarly, nothing contained in this Second Amendment shall directly or indirectly in any way whatsoever either: (a) impair, prejudice or otherwise adversely affect the Administrative Agent’s or the Lenders’ right at any time to exercise any right, privilege or remedy in connection with the Loan Documents with respect to any Default or Event of Default, (b) amend or alter any provision of the Credit Agreement (other than the amendments provided for in Section 2 of the Second Amendment), the other Loan Documents, or any other contract or instrument, or (c) constitute any course of dealing or other basis for altering any obligation of the Borrower or any right, privilege or remedy of the Administrative Agent or the Lenders under the Credit Agreement, the other Loan Documents, or any other contract or instrument. Nothing in this Second Amendment shall be construed to be a consent by the Administrative Agent or the Lenders to any Default or Event of Default. Each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof’, “herein” or any other word or words of similar import shall mean and be a reference to the Credit Agreement as amended hereby, and each reference in any other Loan Document to the Credit Agreement or any word or words of similar import shall be and mean a reference to the Credit Agreement as amended hereby.

6.3             Counterparts. This Second Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of this Second Amendment by facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart hereof.

6.4             Successors and Assigns. This Second Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

6.5             Payment of Expenses. In accordance with Section 12.03 of the Credit Agreement, the Borrower agrees to pay or reimburse the Administrative Agent for all of its reasonable and documented out-of-pocket costs and reasonable expenses incurred in connection with this Second Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable and documented fees and disbursements of counsel to the Administrative Agent.

6.6             Severability. Any provision of this Second Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any

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such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

6.7           No Oral Agreement. THIS WRITTEN SECOND AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS EXECUTED IN CONNECTION HEREWITH AND THEREWITH REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR UNWRITTEN ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES.

6.8           Governing Law. THIS SECOND AMENDMENT (INCLUDING, BUT NOT LIMITED TO, THE VALIDITY AND ENFORCEABILITY HEREOF) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF COLORADO.

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IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be duly executed effective as of the date first written above.

BORROWER:	KODIAK OIL & GAS (USA) INC.

	By:	/s/ James P. Henderson
	Name:	James P. Henderson
	Title:	Chief Financial Officer

Signature Page - 1

ADMINISTRATIVE AGENT:	WELLS FARGO BANK, N.A.,
as Administrative Agent and Lender

	By:	/s/ Oleg Kogan
	Name:	Oleg Kogan
	Title:	Director

LENDER:	WELLS FARGO BANK, N.A.

	By:	/s/ Oleg Kogan
	Name:	Oleg Kogan
	Title:	Director

Signature Page - 2